Exhibit 21

SUBSIDIARIES OF THE REGISTRANT
(As of December 31, 2014)
(Reported Under Item 601 of Regulation S-K)

Name of Organization	State or Country
ALLETE, Inc. (d.b.a. ALLETE; Minnesota Power; Minnesota Power, Inc.;	Minnesota
Minnesota Power & Light Company; MPEX; MPEX A Division of Minnesota Power)
ALLETE Automotive Services, LLC	Minnesota
ALLETE Capital II	Delaware
ALLETE Capital III	Delaware
ALLETE Properties, LLC (d.b.a. ALLETE Properties)	Minnesota
ALLETE Commercial, LLC	Florida
Cape Coral Holdings, Inc.	Florida
Lake Swamp, LLC	Florida
Lehigh Acquisition, LLC	Delaware
Florida Landmark Communities, LLC	Florida
Lehigh Corporation	Florida
Mardem, LLC	Florida
Palm Coast Holdings, Inc.	Florida
Port Orange Holdings, LLC	Florida
Interlachen Lakes Estates, LLC	Florida
Palm Coast Land, LLC	Florida
Tomoka Holdings, LLC	Florida
ALLETE Water Services, Inc.	Minnesota
Florida Water Services Corporation	Florida
Energy Replacement Property, LLC	Minnesota
Energy Land, Incorporated	Wisconsin
Lakeview Financial Corporation I	Minnesota
Lakeview Financial Corporation II	Minnesota
ALLETE Enterprises, Inc.	Minnesota
ALLETE Clean Energy, Inc.	Minnesota
ACE Wind LLC	Delaware
ACE Mid-West Holdings, LLC	Delaware
MWW Holdings, LLC	Delaware
Lake Benton Power Associates LLC	Delaware
Lake Benton Holdings LLC	Delaware
Lake Benton Power Partners L.L.C.	Delaware
Storm Lake Power Partners I LLC	Delaware
Storm Lake Power Associates LLC	Delaware
Storm Lake II Holdings LLC	Delaware
Storm Lake Power Partners II LLC	Delaware
ACE West Holdings, LLC	Delaware
Condon Wind Power, LLC	Delaware
Thunder Spirit Wind, LLC	Delaware
ACE O&M, LLC	Delaware
ALLETE Renewable Resources, Inc.	North Dakota
BNI Coal, Ltd.	North Dakota
MP Affiliate Resources, Inc.	Minnesota
Rainy River Energy Corporation	Minnesota
Rainy River Energy Corporation - Wisconsin	Wisconsin
Upper Minnesota Properties, Inc.	Minnesota
Upper Minnesota Properties - Development, Inc.	Minnesota
MP Investments, Inc.	Delaware
RendField Land Company, Inc.	Minnesota
Superior Water, Light and Power Company	Wisconsin